NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY REPORTS FIRST QUARTER FISCAL 2016 RESULTS

•	Same-Restaurant Sales increased 0.6%.
•	Adjusted EBITDA of $15.0 million.
•	Fiscal 2016 Guidance reaffirmed

MARYVILLE, TN – October 8, 2015 – Ruby Tuesday, Inc. (NYSE: RT) today reported financial results for the fiscal first quarter ended September 1, 2015.

Financial Performance Highlights

•
Total revenue was $279.5 million, a decrease from last year of $1.7 million, or 0.6%, primarily due to a net reduction of 11 Company-owned restaurants compared to the first quarter last year, partially offset by a same-restaurant sales increase of 0.6% at Company-owned Ruby Tuesday restaurants.

•
First quarter same-restaurant sales of 0.6% were negatively impacted by approximately 30 basis points due to the Labor Day holiday being reported in our first quarter last year versus being reported in our second quarter this year.  Year-over-year guest counts were down 2.9% for the quarter.

•	Adjusted EBITDA* was $15.0 million compared to $20.1 million in the same quarter last year.
•	Net Loss was $4.2 million or ($0.07) per share. Adjusted Net Loss* was $1.6 million or ($0.03) per share.
•	During the quarter, the Company prepaid and retired ten mortgage loan obligations with a June 2, 2015 outstanding balance of $8.3 million using cash on hand.
•	As of September 1, 2015, the Company had cash on hand of $56.9 million.

*A reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP measure is included in the schedules accompanying the condensed consolidated financial statements in this release.

Comments on First Quarter Results
JJ Buettgen, Chairman of the Board, President, and CEO, commented, "We were pleased with positive same-restaurant sales in the quarter, on top of a relatively strong sales performance in the first quarter of last year. Our same-restaurant sales gain reflected check growth partially offset by a decline in guest counts during the quarter.”

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October 8, 2015
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“Year-over-year first quarter restaurant-level margins and profitability contracted primarily due to an increase in other restaurant operating costs, mainly repair and maintenance expense and other restaurant supplies.  We accelerated spending in these critical areas to ensure our restaurant facilities support the delivery of a consistently great guest experience.  These were necessary investments that will support positive results in the future.  Further, we expect our inventory management system, which was fully rolled out in the first quarter, will benefit restaurant level margins in the back-half of this fiscal year and expect restaurant level margins to be in-line with guidance for the year.”

Buettgen continued, “We made progress in the quarter on our four key brand transformation pillars – menu, service, communication and atmosphere.  As a result of these efforts, we are excited about our product innovation pipeline, have broadened our communication strategies to include digital and social platforms, have improved guest satisfaction metrics on quality, taste, pace of meal, and server attentiveness, and have positive early feedback from guests on certain remodel elements.”

Buettgen concluded, “Our entire team is committed to executing our long-term brand transformation strategies which should produce sustainable same-restaurant sales growth, improve long-term profitability, and maximize value for our shareholders.”

Fiscal 2016 Outlook
The Company is reaffirming its full-year Adjusted Net Income per diluted share guidance of $0.12 to $0.17, based on the following assumptions:
•	Same-Restaurant Sales – Fiscal 2016 same-restaurant sales to be in the range of flat to up 2%. Second quarter-to-date same-restaurant sales support this range.
•	Unit Development – A net reduction of 11-14 Company-owned Ruby Tuesday restaurants.
•	Restaurant Level Margins – Fiscal 2016 Restaurant Level Margins ranging from 17.0% to 17.5% of restaurant sales and operating revenue which compares to 16.9% in fiscal 2015.
•	Selling, General, and Administrative Expense – Fiscal 2016 SG&A ranging from $116 to $120 million, compared to $115.3 million in fiscal 2015.
•
Tax Rate – Adjusted Net Income is calculated using the statutory tax rate of 39.69%.  This provides a more consistent tax rate to facilitate review and analysis of the Company’s financial performance.  The Company is limited in the amount of tax credits that can be utilized each year based upon taxable income for that year and cannot recognize a full benefit of any year’s

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October 8, 2015
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currently generated tax credits or tax credit carry-forwards due to the Company’s tax valuation allowance.
•	Capital Expenditures – Fiscal 2016 capital expenditures ranging from $34 to $38 million.

Reclassification of Amortization of Intangible Assets
Beginning in the first quarter of 2016, the Company reclassified its Amortization of intangible assets from “Other restaurant operating costs” to “Depreciation and amortization.” The Company believes this reclassification better aligns the Company with its peers and increased both current and prior period Restaurant-Level Margins by approximately 20 basis points. The schedule accompanying the condensed unaudited consolidated financial statements has been revised to reflect the reclassification of Amortization of intangible assets for the preceding eight quarters.

*Non-GAAP Reconciliations
The Company believes excluding certain items from its financial results provides investors with a clearer understanding of the Company’s operating performance and comparison to prior-period results.  In addition, management uses these non-GAAP financial measures and ratios to assess the results of the Company’s operations.

We have included EBITDA, Adjusted EBITDA, Adjusted Net (Loss)/ Income and Adjusted Net (Loss)/ Income per share to provide investors with supplemental measures of our operating performance.  We believe these are important supplemental measures of operating performance because they eliminate items that have less bearing on our Company-wide operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on financial measures in accordance with United States Generally Accepted Accounting Principles (GAAP). We also believe that securities analysts, investors and other interested parties frequently use EBITDA, Adjusted EBITDA, Adjusted Net (Loss)/ Income and Adjusted Net (Loss)/ Income per share in evaluating issuers. Because other companies in some cases calculate EBITDA, Adjusted EBITDA, Adjusted Net (Loss)/ Income, or Adjusted Net (Loss)/ Income per share differently from the way we calculate such measures, these metrics may not be comparable to similarly titled measures reported by other companies.  Additionally, supplemental non-GAAP financial measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The use of these measures permits a comparative assessment of the Company's operating performance relative to its performance based on GAAP results, while isolating the effects of certain items that vary from period to period without correlation to core operating performance and certain

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items that vary widely among similar companies. However, the inclusion of these adjusted measures should not be construed as an indication that future results will be unaffected by unusual or infrequent items or that the items for which the adjustments have been made are necessarily unusual or infrequent.

The following table shows the reconciliation of Net (Loss)/ Income, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA, Adjusted Net (Loss)/ Income and Adjusted Net (Loss)/ Income per share, all of which are non-GAAP financial measures.  The Company defines EBITDA as income before interest, taxes, and depreciation and amortization and Adjusted EBITDA as EBITDA, excluding certain non-cash and/or non-recurring expenses including, but not limited to, Closures and Impairments and Executive Transition.  Adjusted Net (Loss)/ Income is defined as Net (Loss)/ Income, excluding certain non-cash and/or non-recurring expenses/(income) as detailed in Adjusted EBITDA, net of tax as well as adjustments related to Debt Prepayment Penalties, Deferred Financing Fees, and Income Tax (Benefit)/Provision Adjusted to the Statutory Rate. Adjusted Net (Loss)/ Income per share is defined as Adjusted Net (Loss)/ Income divided by diluted shares outstanding.

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October 8, 2015
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Non-GAAP Reconciliation Table
Reconciliation of EBITDA, Adjusted EBITDA, Adjusted Net (Loss)/ Income, and Adjusted Net (Loss)/ Income Per Share
(Amounts in thousands except per share amounts)
(Unaudited)
	13 Weeks	13 Weeks
	Ended	Ended
	September 1,	September 2,
	2015	2014

Net (Loss)/Income	$(4,194)	$2,565

Depreciation and Amortization	12,806	13,239
Interest Expense, Net	6,000	5,422
Benefit for Income Taxes	(1,023)	(2,634)
EBITDA	$13,589	$18,592
Closures and Impairments(1)	2,712	1,482
Executive Transition (2)	(1,274)	-

Adjusted EBITDA	$15,027	$20,074

Net (Loss)/Income	$(4,194)	$2,565

Closures and Impairments (net of tax) (1)(4)	1,636	894
Executive Transition (net of tax) (2)(4)	(768)	-
Debt Prepayment Penalties & Deferred Financing Fees (net of tax) (3)(4)	654	-
Income Tax (Benifit)/Provision Adjusted to Statutory Rate (5)	1,048	(2,607)
Adjusted Net (Loss)/Income	$(1,624)	$852

Net (Loss)/Income Per Share (6)	$(0.07)	$0.04

Adjusted Net (Loss)/Income Per Share (6)	$(0.03)	$0.01

Basic Shares Outstanding	61,344	60,419

Diluted Shares Outstanding	61,344	61,053

(1) Includes impairments, lease reserves, and closing cost adjustments.
(2) On July 25, 2015, our then President Ruby Tuesday Concept and Chief Operations Officer left the Company. Accordingly, included within our share-based compensation expense for the current quarter is a forfeiture credit of $1.3 million in connection with the forfeiture of 333,000 unvested stock options and 137,000 unvested shares of restricted stock.

(3) Debt prepayment penalties and the write-off of deferred financing fees are classified within Interest expense and included in EBITDA calculation and therefore not a separate add-back for Adjusted EBITDA.

(4) Adjusted for income taxes based on a statutory tax rate of 39.69%.
(5) Represents the difference between the benefit for Taxes at the quarterly effective tax rate versus the statutory tax rate of 39.69%.  Adjusted Net (Loss)/Income per share applies the statutory rate to pre-tax income and adjustments to income.

(6) Net Income and Adjusted Net Income per share figures are calculated based on diluted shares outstanding whereas Net Loss and Adjusted Net Loss per share figures are calculated based on basic shares outstanding.

Ruby Tuesday, Inc.
News Release
October 8, 2015
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ABOUT RUBY TUESDAY

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday and Lime Fresh brand restaurants.  As of September 1, 2015, there were 734 Ruby Tuesday restaurants in 44 states, 12 countries, and Guam, and there were 27 Lime Fresh restaurants in six states and the District of Columbia.  Of those restaurants, we owned and operated 656 Ruby Tuesday restaurants and franchised 78 Ruby Tuesday restaurants, comprised of 28 domestic and 50 international restaurants.  We also owned and operated 19 Lime Fresh restaurants and franchised eight Lime Fresh domestic restaurants.  Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets.

Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).
Source:  Ruby Tuesday, Inc.
Jill Golder, EVP & Chief Financial Officer / 865-379-5700

The Company will host a conference call, which will be a live web-cast, this afternoon at 5:00 p.m. Eastern Time.   The call will be available live at the following website:

http://www.rubytuesday.com

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance (including our estimates of growth in same-restaurant sales, average unit volumes, operating margins, expenses, and other items), future capital expenditures, the effect of strategic initiatives (including statements relating to cost savings initiatives and the benefits of our marketing), the opening or closing of restaurants by us or our franchisees, sales of our real estate or purchases of new real estate, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, compliance with financial covenants in our debt instruments, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements, including, without limitation, the risks and uncertainties described in the Risk Factors included in Part I, Item A of our Annual Report on Form 10-K for the year ended June 2, 2015.

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October 8, 2015
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Ruby Tuesday, Inc.
Number of restaurants at end of period

	September 1,	September 2,
	2015	2014
Ruby Tuesday:
Company-Owned	656	666
Domestic Franchised	28	31
International Franchised	50	52
Total	734	749

Lime Fresh:
Company-Owned	19	20
Domestic Franchised	8	7
Total	27	27

Total Restaurants:
Company-Owned	675	686
Domestic Franchised	36	38
International Franchised	50	52
System-wide total	761	776

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October 8, 2015
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Financial Results For the First Quarter
of Fiscal Year 2016
(Amounts in thousands)
(Unaudited)
	September 1,	June 2,
CONDENSED BALANCE SHEETS	2015	2015
Assets		(as adjusted)

Cash and Cash Equivalents	$56,938	$75,331
Accounts Receivables	6,001	5,287
Inventories	22,783	20,411
Income Tax Receivable	432	-
Prepaid Rent and Other Expenses	13,816	12,398
Assets Held for Sale	3,574	5,453

Total Current Assets	103,544	118,880

Property and Equipment, Net	746,667	752,174
Deferred Income Taxes, Net	1,794	-
Other Assets	51,876	54,398

Total Assets	$903,881	$925,452

Liabilities
Current Portion of Long Term Debt, including
Capital Leases	$1,828	$10,078
Income Tax Payable	-	1,069
Deferred Income Taxes, Net	1,982	7
Other Current Liabilities	90,556	99,227

Total Current Liabilities	94,366	110,381

Long-Term Debt, including Capital Leases	230,557	231,017
Deferred Income Taxes, Net	-	1,442
Deferred Escalating Minimum Rents	51,713	50,768
Other Deferred Liabilities	66,185	66,261

Total Liabilities	442,821	459,869

Shareholders' Equity	461,060	465,583

Total Liabilities and
Shareholders' Equity	$903,881	$925,452

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October 8, 2015
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Financial Results For the First Quarter of Fiscal Year 2016
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	13 Weeks		13 Weeks
	Ended		Ended
	September 1,	Percent	September 2,	Percent
	2015	of Revenue	2014	of Revenue
			(as adjusted)
Revenue:
Restaurant sales and operating revenue	$277,907	99.4	$279,457	99.4
Franchise revenue	1,573	0.6	1,725	0.6
Total Revenue	279,480	100.0	281,182	100.0

Operating Costs and Expenses:
(as a percent of Restaurant sales and operating revenue)
Cost of goods sold	76,241	27.4	75,147	26.9
Payroll and related costs	95,335	34.3	95,842	34.3
Other restaurant operating costs (1)	62,207	22.4	59,218	21.2

Restaurant Level Margin (excludes franchise revenue) (1)	44,124	15.9	49,250	17.6

Depreciation and amortization (1)	12,806	4.6	13,239	4.7
(as a percent of Total revenue)
Selling, general and administrative, net	29,396	10.5	30,901	11.0
Closures and impairments, net	2,712	1.0	1,482	0.5
Total operating costs and expenses	278,697		275,829

Earnings From Operations	783	0.3	5,353	1.9

Interest expense, net	6,000	2.1	5,422	1.9

Loss before income taxes	(5,217)	(1.9)	(69	-
Benefit for income taxes	(1,023)	(0.4)	(2,634)	(0.9)

Net (Loss)/Income	(4,194)	(1.5)	2,565	0.9

Net (Loss)/Income per Share:
Basic	$(0.07)		$0.04
Diluted	$(0.07)		$0.04

Shares:
Basic	61,344		60,419
Diluted	61,344		61,053

(1)Beginning in the first quarter of 2016, the Company reclassified its Amortization of intangible assets from Other restaurant operating costs to Depreciation and amortization. While the reclassification had no impact on net (loss)/income, it did impact the Company's Other restaurant operating costs and Restaurant-level margin. Reference the attached table in this presentation for the impact of this reclassification on the Company's prior period financial results.

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October 8, 2015
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Financial Results For the First Quarter of Fiscal Year 2016 and All Quarters of Fiscal Years 2015 and 2014
Reclassification of Amortization of Intangible Assets (1)
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	13 Weeks		13 Weeks		13 Weeks		13 Weeks		13 Weeks
	Ended		Ended		Ended		Ended		Ended
	September 1,	Percent	June 2,	Percent	March 3,	Percent	December 2,	Percent	September 2,	Percent
	2015	of Revenue	2015	of Revenue	2015	of Revenue	2014	of Revenue	2014	of Revenue
			(as adjusted)
Revenue:
Restaurant sales and operating revenue	$ 277,907	99.4	$ 295,087	99.4	$ 284,392	99.5	$ 261,206	99.4	$ 279,457	99.4
Franchise revenue	1,573	0.6	1,725	0.6	1,521	0.5	1,453	0.6	1,725	0.6
Total Revenue	279,480	100.0	296,812	100.0	285,913	100.0	262,659	100.0	281,182	100.0

Operating Costs and Expenses:
(as a percent of Restaurant sales and operating revenue)
Cost of goods sold	76,241	27.4	80,717	27.4	77,796	27.4	71,646	27.4	75,147	26.9
Payroll and related costs	95,335	34.3	96,775	32.8	96,680	34.0	93,964	36.0	95,842	34.3
Other restaurant operating costs (1)	62,207	22.4	62,403	21.1	60,972	21.4	59,516	22.8	59,218	21.2

Restaurant Level Margin (1)	44,124	15.9	55,192	18.7	48,944	17.2	36,080	13.8	49,250	17.6
(excludes franchise revenue)
Depreciation and amortization (1)	12,806	4.6	13,072	4.4	12,961	4.6	13,119	5.0	13,239	4.7
(as a percent of Total revenue)
Selling, general and administrative, net	29,396	10.5	28,186	9.5	28,948	10.1	27,292	10.4	30,901	11.0
Closures and impairments, net	2,712	1.0	3,994	1.3	3,991	1.4	1,075	0.4	1,482	0.5
Trademark impairments	-	-	-	-	-	-	-	-	-	-
Total operating costs and expenses	278,697		285,147		281,348		266,612		275,829

Earnings/(Loss) From Operations	783	0.3	11,665	3.9	4,565	1.6	(3,953)	(1.5)	5,353	1.9

Interest expense, net	6,000	2.1	5,952	2.0	5,446	1.9	5,915	2.3	5,422	1.9

Loss on extinguishment of debt	-	-	-	-	-	-	-	-	-	-

(Loss)/income from continuing operations before income taxes	(5,217)	(1.9)	5,713	1.9	(881)	(0.3)	(9,868)	(3.8)	(69)	-
(Benefit)/provision for income taxes from continuing operations	(1,023)	(0.4)	1,430	0.5	(112)	-	(595)	(0.2)	(2,634)	(0.9)
Net (Loss)/income from Continuing Operations	(4,194)	(1.5)	4,283	1.4	(769)	(0.3)	(9,273)	(3.5)	2,565	0.9

Income/(Loss) from discontinued operations, net of tax	-	-	-	-	-	-	-	-	-	-

Net (Loss)/Income	$ (4,194)	(1.5)	$ 4,283	1.4	$ (769)	(0.3)	$ (9,273)	(3.5)	$ 2,565	0.9

Basic (Loss)/Income Per Share:
(Loss)/income from continuing operations	$ (0.07)		$ 0.07		$ (0.01)		$ (0.15)		$ 0.04
Income from discontinued operations	-		-		-		-		-
Basic Net (Loss)/Income Per Share	$ (0.07)		$ 0.07		$ (0.01)		$ (0.15)		$ 0.04

Diluted (Loss)/Income Per Share:
(Loss)/income from continuing operations	$ (0.07)		$ 0.07		$ (0.01)		$ (0.15)		$ 0.04
Income from discontinued operations	-		-		-		-		-
Diluted Net (Loss)/Income Per Share	$ (0.07)		$ 0.07		$ (0.01)		$ (0.15)		$ 0.04

Shares:
Basic	61,344		60,725		60,643		60,534		60,419
Diluted	61,344		61,709		60,643		60,534		61,053

(1) Beginning in the first quarter of 2016, the Company reclassified its Amortization of Intangible Assets from Other restaurant operating costs to Depreciation and Amortization.  While the reclassification had no impact on net (loss)/income, it did impact the Company's Other restaurant operating costs and Restaurant-level margin as follows:

Other restaurant operating costs as previously stated			$ 62,928	21.3	$ 61,528	21.6	$ 60,097	23.0	$ 59,799	21.4
Less: Amortization of Intangible Assets			525	0.2	556	0.2	581	0.2	581	0.2
Other restaurant operating costs as reclassified			$ 62,403	21.1	$ 60,972	21.4	$ 59,516	22.8	$ 59,218	21.2

Restaurant-Level Margin, as previously stated			$ 54,667	18.5	$ 48,388	17.0	$ 35,499	13.6	$ 48,669	17.4
add back: Amortization of Intangible Assets			525	0.2	556	0.2	581	0.2	581	0.2
Restaurant-Level Margin as reclassified			$ 55,192	18.7	$ 48,944	17.2	$ 36,080	13.8	$ 49,250	17.6

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News Release
October 8, 2015
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Financial Results For the First Quarter of Fiscal Year 2016 and All Quarters of Fiscal Years 2015 and 2014
Reclassification of Amortization of Intangible Assets (1)
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)

	13 Weeks		13 Weeks		13 Weeks		13 Weeks
	Ended		Ended		Ended		Ended
	June 3,	Percent	March 4,	Percent	December 3,	Percent	September 3,	Percent
	2014	of Revenue	2014	of Revenue	2013	of Revenue	2013	of Revenue
	(as adjusted)
Revenue:
Restaurant sales and operating revenue	$ 305,648	99.5	$ 293,964	99.5	$ 274,719	99.5	$ 288,092	99.5
Franchise revenue	1,663	0.5	1,588	0.5	1,490	0.5	1,582	0.5
Total Revenue	307,311	100.0	295,552	100.0	276,209	100.0	289,674	100.0

Operating Costs and Expenses:
(as a percent of Restaurant sales and operating revenue)
Cost of goods sold	82,934	27.1	80,980	27.5	77,669	28.3	79,938	27.7
Payroll and related costs	102,778	33.6	101,351	34.5	97,517	35.5	102,733	35.7
Other restaurant operating costs (1)	62,877	20.6	63,576	21.6	64,606	23.5	66,869	23.2

Restaurant Level Margin (1)	57,059	18.7	48,057	16.3	34,927	12.7	38,552	13.4
(excludes franchise revenue)
Depreciation and amortization (1)	13,963	4.6	13,912	4.7	14,598	5.3	14,874	5.2
(as a percent of Total revenue)
Selling, general and administrative, net	29,765	9.7	33,340	11.3	37,031	13.4	37,015	12.8
Closures and impairments, net	6,884	2.2	3,771	1.3	14,143	5.1	8,033	2.8
Trademark impairments	-	-	855	0.3	-	-	-	-
Total operating costs and expenses	299,201		297,785		305,564		309,462

Earnings/(Loss) From Operations	8,110	2.6	(2,233)	(0.8)	(29,355)	(10.6)	(19,788)	(6.8)

Interest expense, net	5,605	1.8	5,967	2.0	6,620	2.4	6,753	2.3

Loss on extinguishment of debt	181.01		-	-	672	0.2	511	0.2

(Loss)/income from continuing operations before income taxes	2,324	0.8	(8,200)	(2.8)	(36,647)	(13.3)	(27,052)	(9.3)
(Benefit)/provision for income taxes from continuing operations	3,205	1.0	(807)	(0.3)	(1,910)	(0.7)	(5,153)	(1.8)
Net (Loss)/income from Continuing Operations	(881)	(0.3)	(7,393)	(2.5)	(34,737)	(12.6)	(21,899)	(7.6)

Income/(Loss) from discontinued operations, net of tax	467	0.2	86	-	354	0.1	(343)	(0.1)

Net (Loss)/Income	$ (414)	(0.1)	$ (7,307)	(2.5)	$ (34,383)	(12.4)	$ (22,242)	(7.7)

Basic (Loss)/Income Per Share:
(Loss)/income from continuing operations	$ (0.01)		$ (0.12)		$ (0.58)		$ (0.36)
Income from discontinued operations	-		-		0.01		(0.01)
Basic Net (Loss)/Income Per Share	$ (0.01)		$ (0.12)		$ (0.57)		$ (0.37)

Diluted (Loss)/Income Per Share:
(Loss)/income from continuing operations	$ (0.01)		$ (0.12)		$ (0.58)		$ (0.36)
Income from discontinued operations	-		-		0.01		(0.01)
Diluted Net (Loss)/Income Per Share	$ (0.01)		$ (0.12)		$ (0.57)		$ (0.37)

Shares:
Basic	60,353		60,351		60,196		60,026
Diluted	60,353		60,351		60,196		60,026

(1) Beginning in the first quarter of 2016, the Company reclassified its Amortization of Intangible Assets from Other restaurant operating costs to Depreciation and Amortization.  While the reclassification had no impact on net (loss)/income, it did impact the Company's Other restaurant operating costs and Restaurant-level margin as follows:

Other restaurant operating costs as previously stated	$ 63,463	20.8	$ 64,161	21.8	$ 65,289	23.7	$ 67,534	23.4
Less: Amortization of Intangible Assets	586	0.2	585	0.2	683	0.2	665	0.2
Other restaurant operating costs as reclassified	$ 62,877	20.6	$ 63,576	21.6	$ 64,606	23.5	$ 66,869	23.2

Restaurant-Level Margin, as previously stated	$ 56,473	18.5	$ 47,472	16.1	$ 34,244	12.5	$ 37,887	13.2
add back: Amortization of Intangible Assets	586	0.2	585	0.2	683	0.2	665	0.2
Restaurant-Level Margin as reclassified	$ 57,059	18.7	$ 48,057	16.3	$ 34,927	12.7	$ 38,552	13.4